As filed with the Securities and Exchange Commission on November 3, 2009
                                                  Registration No. 333-
  _________________________________________________________________________
  _________________________________________________________________________


                        SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                        __________________________________
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                        __________________________________
                                  Con-way Inc.
                 (Exact name of Registrant as specified in its charter)

                     Delaware                             94-1444798
        (State or other jurisdiction of       (IRS Employer Identification No.)
         incorporation or organization)
          2855 Campus Drive, Suite 300                      94403
              San Mateo, California                       (Zip Code)
     (Address of principal executive offices)

                       __________________________________

                        Con-way Retirement Savings Plan

                             Con-way 401(k) Plan

                        Con-way Personal Savings Plan

                  Con-way Inc. Employee Stock Purchase Plan


            _______________(full title of the plans)___________________

                             Jennifer W. Pileggi
           Executive Vice President, General Counsel and Secretary
                                Con-way Inc.
                        2855 Campus Drive, Suite 300
                         San Mateo, California 94403
                          Telephone: (650) 378-5200
     (Name, address, including zip code, and telephone number, including area code, of agent for service)
                       __________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

              Large accelerated filer XXX    Accelerated filer
              Non-accelerated filer          Smaller reporting company



                      CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------
 Title of Each Class |  Amount  |Proposed  |    Proposed    |   Amount of
 of Securities to Be |  to Be   | Maximum  |    Maximum     |Registration Fee
   Registered        |Registered|Offering  |   Aggregate    |
                     |          |Price per | Offering Price |
                     |          |  Share   |                |
-----------------------------------------------------------------------------
 Common Stock,       |
   $0.625 par value..|9,000,000 (A) |$32.66 (B)|$293,940,000 (B)|$16,401.85 (C)
                     |              |          |                |
 Interests in the    |              |          |                |
 Plans...............|     (D)      |          |                |      N/A
-----------------------------------------------------------------------------
 (A) Plus such indeterminate number of additional shares or units as may be necessary to adjust the number of shares reserved for issuance pursuant to the Plans subject to this Registration Statement as a result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock.

 (B) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 (c) under the Securities Act of 1933, based upon the average of the high and low sales prices for the Common Stock as reported by the New York Stock Exchange on October 29, 2009.

 (C) In accordance with Rule 457(h), the filing fee is based on the maximum number of the Registrant's securities issuable under the Plans that are covered by this registration Statement.

 (D) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plans described herein.



                              PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

          The documents listed below are incorporated by reference in this Registration Statement.

                     (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2008, filed with the Securities and Exchange Commission ("SEC") pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Annual Report on Form 11-K for the year ended December 31, 2008, of the Registrant's Retirement Savings Plan filed with the SEC pursuant to Section 15 of the Exchange Act, and Annual Report on Form 11-K for the year ended December 31, 2008, of the Registrant's Con-way 401(k) Plan filed with the SEC pursuant to
          Section 15 of the Exchange Act.

                     (b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009 filed with the SEC pursuant to Section 13 of the Exchange Act.

                     (c) The Registrant's Current Reports on Form 8-K filed with the SEC on January 16, 2009, January 29,2009, March 9, 2009, May 6, 2009, May 22, 2009 and September 22, 2009.

                     (d) The description of the Registrant's Common Stock contained in its registration statement filed on Form S-3 with the SEC (File No. 333-56667) under the Securities Act of 1933, as amended (the "Securities Act").

                     (e) All documents filed with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act by the Registrant or with respect to any employee benefit plan subject to this Registration Statement, subsequent to December 31, 2008 but prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities covered hereby then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.


ITEM 4.   DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          The legality of the securities offered pursuant to this Registration Statement will be passed upon for the Registrant by Gary S. Cullen, Esq., Vice President, Deputy General Counsel and Assistant Secretary of the Registrant.

ITEM 6.   INDEMNIFICATION OF OFFICERS AND DIRECTORS.

          As authorized by Section 102(b)(7)of the Delaware General Corporation Law (the "DGCL"), the Registrant's Certificate of Incorporation eliminates to the fullest extent permitted by Delaware law the personal liability of its directors to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty as a director.

          The Registrant's Bylaws provide that each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the Registrant or of another enterprise, serving as such at the request of the Registrant, shall be indemnified and held harmless by the Registrant to the fullest extent permitted by the DGCL; provided, however, that except as to actions to enforce indemnification rights, the Registrant shall indemnify any such person seeking indemnification in connection with an action, suit or proceeding (or part thereof) initiated by such person only if the action, suit or proceeding (or part thereof) was authorized by the Board of Directors of the Registrant. When indemnification is authorized by the Registrant's Bylaws, the director, officer, employee or agent shall be indemnified for expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred by him or her in connection therewith. The Registrant's Bylaws also provide that expenses incurred by an officer or director (acting in his or her capacity as such) in defending a proceeding shall be paid by the Registrant in advance of final disposition of the proceeding; provided, however, that if required by the DGCL, the officer or director shall deliver to the Registrant an undertaking by the officer or director to repay such expenses if it is ultimately determined that he or she is not entitled to be indemnified by the Registrant. The Registrant's Bylaws also provide that in other circumstances, expenses may be advanced upon such terms and conditions as the Board of Directors deems appropriate.

          The Registrant's Bylaws further provide that the right to indemnification granted thereunder shall be a contract right for the benefit of the Registrant's directors, officers, employees and agents. The Registrant's Bylaws also authorize actions against the Registrant to enforce the indemnification rights provided by the Bylaws, subject to the Registrant's right to assert a defense in any such action that the claimant has not met the standards of conduct that make it permissible under the DGCL for the Registrant to indemnify the claimant for the amount claimed, and the Registrant shall bear the burden of proving any such a defense.

          Under Section 145 of the DGCL, a corporation may provide indemnification to directors, officers, employees and agents against judgements, penalties, fines, settlements and reasonable expenses (including attorneys' fees) incurred in the defense or settlement of a derivative action, provided there is a determination by a majority vote of a quorum of disinterested directors, a committee of directors, independent legal counsel, or a majority vote of stockholders that a person seeking indemnification acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of a criminal proceeding, with no reasonable cause to believe his or her conduct was unlawful. However, Section 145 also states that no indemnification may be actions where such person is adjudged liable to the corporation, unless, and made in derivative only to the extent, that a court determines upon application that such person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper. Section 145 of the DGCL also permits indemnification of expenses which the court deems proper and provides that indemnification of expenses actually and reasonably incurred shall be provided when the individual being indemnified has successfully defended the action on the merits or otherwise in any action, suit or proceeding. The indemnification rights provided by statute in Delaware are not deemed to be exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement or otherwise.

          The Registrant's Bylaws also authorize the Registrant to purchase and maintain insurance to protect itself and any person who is or was the director, officer, employee or agent against any liability, expense or loss incurred by or asserted against such persons, whether or not the Registrant would have the power to indemnify any such person against such liability, expense or loss under applicable law or the Registrant's Bylaws. The Registrant presently maintains a directors' and officers' liability insurance policy which insures directors and officers of the Registrant and those of certain of its subsidiaries.



ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.   EXHIBITS.

EXHIBIT NO.    DESCRIPTION

4.1 Article Fourth of the Certificate of Incorporation of the Registrant, as amended, incorporated by reference from Exhibit 3.1 to the Registrant's Form 10-Q for the quarter ended June 30, 2009, filed on August 6, 2009.

5.1       Opinion of Counsel

          Pursuant to Item 8 of Form S-8, in lieu of furnishing an opinion of counsel concerning compliance with the requirements of ERISA or an IRS determination letter that the Con-way Retirement Savings Plan, Con-way 401(k) Plan and Con-way Personal Savings Plan are qualified under Section 401 of the Internal Revenue Code, the Registrant undertakes that the Registrant will submit or has submitted the applicable Plans and amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify such Plans.

23.1      Consent of Counsel (included in Exhibit 5.1)

23.2      Consent of Independent Public Accountants (Exhibit 23.2)

24 Powers of Attorney (set forth on the signature pages to this Registration Statement)


ITEM 9.   UNDERTAKINGS.

          The undersigned Registrant hereby undertakes:

   (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

   (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                            SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on September 20, 2009.

                               CON-WAY INC.

                               By:   /s/ Jennifer W. Pileggi
                               __________________________________
                                     JENNIFER W. PILEGGI
                                     Executive Vice President,
                                     General Counsel and Secretary



THE PLANS. Pursuant to the requirements of the Securities Act of 1933, the Administrative Committee of Con-way Inc., as administrator of the Plans, has duly caused this Registration Statement to be signed on the Plans' behalf by the undersigned, thereunto authorized, in the City of San Mateo, State of California, on September 20, 2009.



                               By:   /s/ Benedict J. Bowler
                               __________________________________
                                     BENEDICT J. BOWLER
                                     Chairman, Administrative Committee






            POWER OF ATTORNEY AND ADDITIONAL SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Jennifer W. Pileggi and Gary S. Cullen, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue thereof.

          Further, pursuant to the requirements of the Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


    SIGNATURE                         TITLE                       DATE

 /s/ W. Keith Kennedy, Jr.     Chairman of the Board        September 20, 2009
__________________________         (Director)
  W. KEITH KENNEDY, JR.


 /s/ Douglas W. Stotlar         President and Chief         September 20, 2009
__________________________       Executive Officer
   DOUGLAS W. STOTLAR          (Principal Executive
                                Officer and Director)


 /s/ Stephen L. Bruffett     Executive Vice President and   September 20, 2009
__________________________      Chief Financial Officer
    STEPHEN L. BRUFFETT        (Principal Financial and
                              Principal Accounting Officer)


 /s/ Kevin S. Coel             Senior Vice President        September 20, 2009
__________________________         and Controller
 KEVIN S. COEL


  /s/ John J. Anton                 Director                September 20, 2009
__________________________
     JOHN J. ANTON


 /s/ William R. Corbin              Director                September 20, 2009
__________________________
   WILLIAM R. CORBIN


 /s/ Robert Jaunich II              Director                September 20, 2009
__________________________
   ROBERT JAUNICH II


 /s/ Michael J. Murray              Director                September 20, 2009
__________________________
   MICHAEL J. MURRAY


 /s/ John C. Pope                   Director                September 20, 2009
__________________________
     JOHN C. POPE


 /s/ William J. Schroeder           Director                September 20, 2009
__________________________
   WILLIAM J. SCHROEDER


  /s/ Peter W. Stott                Director                September 20, 2009
__________________________
     PETER W. STOTT


 /s/ Chelsea C. White III           Director                September 20, 2009
__________________________
   CHELSEA C. WHITE III




                                 LIST OF EXHIBITS


 EXHIBIT NO.  DESCRIPTION OF EXHIBIT
----------------------------------------------------------------------------
     4.1 Article Fourth of the Certificate of Incorporation of the Registrant, as amended, incorporated by reference from Exhibit 3.1 of Registrant's Form 10-Q for the quarter ended June 30, 2009, filed on August 6, 2009
     5.1      Opinion of Counsel
    23.1      Consent of Counsel (included in Exhibit 5.1)
    23.2      Consent of KPMG LLP (Exhibit 23.2)
    24 Powers of Attorney (set forth on the signature pages of this Registration Statement)



EXHIBIT 5.1





November 3, 2009

Con-way Inc.
2855 Campus Drive, Suite 300
San Mateo, California 94403

Gentlemen:

At your request, I have examined the Registration Statement on Form S-8 executed by you on September 20, 2009 and to be filed with the Securities and Exchange Commission on or about November 3, 2009 in connection with the registration under the Securities Act of 1933, as amended, of Common Stock issuable pursuant to the Con-way Retirement Savings Plan, Con-way 401(k) Plan, Con-way Personal Savings Plan and Employee Stock Purchase Plan (the "Plans").

As your counsel in connection with the Registration Statement, I have examined the proceedings taken by you in connection with the authorization of the issuance of shares of Common Stock under the Plans (the "Plan Shares") and such documents as I have deemed necessary to render this opinion.

Based upon the foregoing, it is my opinion that the Plan Shares (to the extent such shares constitute original issuance securities), when issued and outstanding pursuant to the terms of the Plans, will be validly issued, fully paid and nonassessable shares of Common Stock.

I consent to the use of this opinion as an exhibit to the Registration
Statement.

Very truly yours,

/S/ Gary S. Cullen
---------------------

Gary S. Cullen
Vice President, Deputy General Counsel and Assistant Secretary
Con-way Inc.






EXHIBIT 23.2


          Consent of Independent Registered Public Accounting Firm

To the Board of Directors
Con-way Inc.:

We consent to the incorporation by reference in the registration statement on Form S-8, of our report dated February 27, 2009, with respect to the consolidated balance sheets of Con-way Inc. and subsidiaries (the Company) as of December 31, 2008 and 2007, and the related consolidated statements of income, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 2008 and the effectiveness of internal control over financial reporting as of December 31, 2008, which report appears in the December 31, 2008 annual report on Form 10-K of Con-way Inc.

We consent to the incorporation by reference in the registration statement on Form S-8 of Con-way Inc. of our report dated June 29, 2009, with respect to the statements of net assets available for benefits of the Con-way Retirement Savings Plan (formerly the CNF Inc. Thrift and Stock Plan) as of December 31, 2008 and 2007, and the related statements of changes in net assets available for benefits for the year ended December 31, 2008 and the supplemental schedule - schedule H, line 4i - schedule of assets (held at end of year) as of December 31, 2008, which report appears in the December 31, 2008 annual report on Form 11-K of the Con-way Retirement Savings Plan.

We consent to the incorporation by reference in the registration statement on Form S-8 of Con-way Inc. of our report dated June 29, 2009, with respect to the statements of net assets available for benefits of the Con-way 401(k) Plan (formerly the Menlo Worldwide Forwarding, Inc. Savings Plan) as of December 31, 2008 and 2007, and the related statement of changes in net assets available for benefits for the year ended December 31, 2008 and the supplemental schedule - schedule H, line 4i - schedule of assets (held at end of year) as of December 31, 2008, which report appears in the December 31, 2008 annual report on Form 11-K of the Con-way 401(k) Plan.



                                       /s/ KPMG LLP
                                 __________________________



Portland, Oregon
October 30, 2009